UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 1, 2021
__________________________
1LIFE HEALTHCARE, INC.
(Exact name of Registrant as Specified in Its Charter)
__________________________

Delaware	001-39203	76-0707204
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Embarcadero Center, Suite 1900
San Francisco, CA 94111
(415) 814-0927
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ONEM	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On September 1, 2021, 1Life Healthcare, Inc., a Delaware corporation (“One Medical”), completed its previously announced acquisition of Iora Health, Inc., a Delaware corporation (“Iora”), as contemplated by that certain Agreement and Plan of Merger, dated as of June 6, 2021, (the “Merger Agreement”), by and among One Medical, SB Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of One Medical (“Merger Sub”), Iora, and Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as the representative of the stockholders of Iora, pursuant to which Merger Sub merged with and into Iora (the “Merger”), with Iora surviving the Merger as a wholly-owned subsidiary of One Medical.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Iora capital stock (“Iora Capital Stock”) that was issued and outstanding immediately prior to the Effective Time (other than dissenting shares, shares of treasury stock and any shares of Iora Capital Stock owned by One Medical or any affiliated entity of One Medical) was cancelled and automatically converted into the right to receive approximately 0.690 shares (the “Exchange Ratio”) of One Medical common stock (“One Medical Common Stock”) and, if applicable, an amount in cash, without interest, rounded to the nearest whole cent, in lieu of any fractional share interest in One Medical Common Stock to which such holder otherwise would have been entitled. The total number of shares of One Medical Common Stock issued or reserved for issuance was approximately 56.1 million shares (the “Merger Shares”). 779,153 of the Merger Shares are held in an escrow fund for purposes of satisfying any post-closing purchase price adjustments and indemnification claims under the Merger Agreement.

At the Effective Time, each Iora stock option that was outstanding as of immediately prior to the Effective Time was automatically converted into a One Medical stock option with respect to One Medical Common Stock, with the number of shares underlying, and with the exercise price applicable to, such converted stock option adjusted based on the Exchange Ratio to preserve its intrinsic value (the “Rollover Options”). Each Iora phantom stock award that was outstanding and vested as of immediately prior to the Effective Time was cancelled and automatically converted into the right to receive an amount in cash calculated based on the merger consideration value. Each other Iora phantom stock award that was outstanding as of immediately prior to the Effective Time was assumed and converted into the right to receive an amount in cash calculated based on the merger consideration value, which resulting cash award will generally remain subject to the same terms and conditions as applied prior to the Effective Time but will be paid to the holder on its time-based vesting schedule. Each Iora warrant that was unexpired, unexercised and outstanding as of the Effective Time was cancelled.

The issuance of the outstanding Merger Shares was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (File No. 333-257720), as amended, filed by One Medical with the Securities and Exchange Commission (the “SEC”) and declared effective on July 16, 2021 (the “Registration Statement”). One Medical intends to file a registration statement on Form S-8 following the Effective Time to register under the Securities Act the issuance of Merger Shares underlying the Rollover Options.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Registration Statement.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time, Mary Ann Tocio, a director of Iora prior to the Merger, was appointed by the board of directors of One Medical (the “Board”) to serve as a Class III director, with an initial term expiring at One Medical’s 2023 Annual Meeting of Stockholders. Ms. Tocio was also appointed to serve as a member of the Nominating and Corporate Governance Committee of the Board.

Ms. Tocio served as President and Chief Operating Officer of Bright Horizons Family Solutions, Inc., an employer-sponsored child care provider (“Bright Horizons”), from June 2000 until her retirement in June 2015. From January 1992 to May 2000, Ms. Tocio held several executive positions at Bright Horizons, including as Chief Operating Officer and Vice President and General Manager of Child Care Operations. Prior to Bright Horizons, Ms. Tocio was the Senior Vice President of Operations for Health Stop Medical Management, Inc., a provider of urgent care services. Ms. Tocio currently serves as a member of the board of directors of Bright Horizons, Burlington Stores, Inc., a national off-price retailer, and previously served on the board of Civitas Solutions, Inc. (The MENTOR Network), a provider of health and human services, from October 2015 to March 2019, and the board of Mac-Gray Corporation, a laundry services company, from November 2006 to June 2013. Ms. Tocio holds a Master of Business Administration from Simmons College School of Management and graduated from Lawrence Memorial School of Nursing. One Medical believes that Ms. Tocio is qualified to serve on the Board based on her leadership and multi-site operational experience and substantial public company board experience.

Ms. Tocio was designated by Iora to be appointed to One Medical’s Board at the Effective Time pursuant to the terms of the Merger Agreement. There are no other arrangements or understandings between Ms. Tocio and any other persons pursuant to which she was selected as a director of One Medical. There is no transaction involving Ms. Tocio that requires disclosure under

Item 404(a) of Regulation S-K. The Board has determined that Ms. Tocio is independent under its Corporate Governance Guidelines and the listing standards of the Nasdaq Stock Market LLC.

Ms. Tocio will participate in One Medical’s Non-Employee Director Compensation Policy (the “Policy”), which is described in One Medical’s Definitive Proxy Statement on Schedule 14A for its 2021 Annual Meeting of Stockholders, filed with the SEC on April 21, 2021. Under the Policy, Ms. Tocio will be eligible to receive (i) an annual retainer of $50,000 for her service on the Board, with payment pro-rated to her start date of September 1, 2021, (ii) an initial restricted stock unit grant having a value of $247,500, which will vest annually over three years, commencing on September 1, 2021, subject to Ms. Tocio’s continuous service as a member of the Board, and (iii) an additional restricted stock unit grant on the date of each future annual meeting of our stockholders having a value of $165,000, which will vest on the earlier of the date of the following annual meeting of stockholders and the one-year anniversary of the grant date, subject to Ms. Tocio’s continuous service as a member of the Board.

At the Effective Time, One Medical also entered into its standard form of indemnification agreement with Ms. Tocio.

Item 7.01. Regulation FD Disclosure.

On September 1, 2021, One Medical issued a press release announcing the completion of the Merger and a press release announcing Ms. Tocio’s appointment as a director of One Medical. A copy of the press releases are furnished herewith as Exhibit 99.1 and 99.2, respectively, and incorporated herein by reference.

Attached as Exhibit 99.3 and incorporated herein by reference is a copy of an investor presentation dated September 1, 2021 prepared by One Medical.

The information contained in Exhibits 99.1, 99.2 and 99.3 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, nor shall it be deemed incorporated by reference in any filing with the SEC made by One Medical, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(a)    Financial Statements of Businesses Acquired.

The consolidated financial statements of Iora required by this item and referenced in Exhibits 99.4 and 99.5 of this report were previously filed in the Registration Statement and are incorporated by reference herein.

(b)    Pro Forma Financial Information.

The pro forma financial statements required by this item and referenced in Exhibit 99.6 of this report were previously filed in the Registration Statement and are incorporated by reference herein.

(d) Exhibits.

Exhibit No.	Description
23.1	Consent of Deloitte in respect of Iora’s financial statements.
99.1	Press Release dated September 1, 2021, titled “One Medical Completes Acquisition of Iora Health”.
99.2	Press Release dated September 1, 2021, titled “One Medical Appoints Mary Ann Tocio to Board of Directors”.
99.3	Investor Presentation dated September 1, 2021.
99.4
Audited Consolidated Financial Statements of Iora as of December 31, 2020 and 2019 and for the years ended December 31, 2020, 2019 and 2018 (incorporated by reference to the final prospectus to One Medical’s Registration Statement on Form S-4, as amended (File No. 333-257720), filed by One Medical pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on July 16, 2021).

99.5
Unaudited Condensed Consolidated Financial Statements of Iora as of March 31, 2021 and December 31, 2020 and for the three months ended March 31, 2021 and 2020 (incorporated by reference to the final prospectus to One Medical’s Registration Statement on Form S-4, as amended (File No. 333-257720), filed by One Medical pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on July 16, 2021).

99.6
Unaudited Pro Forma Condensed Combined Financial Statements as of and for the three months ended March 31, 2021 and for the year ended December 31, 2020 (incorporated by reference to the final prospectus to One Medical’s Registration Statement on Form S-4, as amended (File No. 333-257720), filed by One Medical pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on July 16, 2021).

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1LIFE HEALTHCARE, INC.

	By:	/s/ Bjorn Thaler
Dated: September 1, 2021		Bjorn Thaler
Chief Financial Officer